                                                                Exhibit 99.4

                            SOLUTIA EUROPE SA/NV
                                 TERM SHEET
                 MODIFICATION OF 6 1/4 SOLUTIA EUROPE NOTES

ISSUE:                  Senior Secured Euro Notes (the "Secured Notes").

ISSUER:                 Solutia Europe SA/NV ("Solutia Europe").

GUARANTORS:             All subsidiaries of Solutia Europe.

RANKING: The Secured Notes will represent senior secured obligations of Solutia Europe and the Guarantors, and will rank pari passu with all other senior obligations of Solutia Europe and the Guarantors.

SECURITY:               Fully perfected 1st priority lien on substantially
                        all of the property and assets of Solutia Europe and, to the fullest extent permitted by applicable local laws, the Guarantors, including, but not limited to, intercompany debt in favor of Solutia
                        Europe or the Guarantors, accounts receivables, inventory, PP&E, intellectual property, and capital stock; provided, however, that any lien in debt, cash and/or receivables will not, in the absence of a default, interfere with the day to day operations of Solutia Europe and the Guarantors; and provided further that in the event that applicable local laws do not permit the granting of liens on the assets of the Guarantors, the parties will use reasonable efforts to seek alternative means of providing a 1st priority lien or to create structural seniority in favor of the Secured Notes. Pledge of intercompany debt to include (euro)69 million obligation of Solutia UK Holdings Ltd. (the "UK Note"). The UK
                        Note will be amended to provide that its terms may not be amended without the consent of the holders of the Secured Notes other than to extend its maturity to a date or dates not later than December 15, 2008.

INTEREST:               10.00% per annum, payable semi-annually in cash.

NO CROSS DEFAULT        Elimination of cross-defaults related to bankruptcy
TO SOLUTIA INC.         of Solutia Inc.

DEFAULT INTEREST:       2.00% per annum increase during an event of default.

MATURITY DATE:          December 15, 2008

OPTIONAL                The Secured Notes will be redeemable from proceeds
REDEMPTION:             of asset sales at par at Solutia Europe's option, in
                        whole or in part, prior to maturity in increments of not less than (euro) 10 million; provided, however that any such asset sale must be permitted pursuant to the limitations and prohibitions described below.
                        Except with respect

                                                                Exhibit 99.4

                        to proceeds of such asset sales, the Secured Notes will (i) not be redeemable for 18 months after the close of the transactions , (ii) will be redeemable thereafter at the following premiums: (x) 1.05 times the principal amount during the period commencing on the 19th month after the close of the transactions and ending on the 30th month after the close of the transactions, (y) 1.03 times the principal amount during the period commencing on the 31st month after the close of the transactions and ending on the 42nd month after the close of the transactions, and (z)
                        1.01 times the principal amount during the period commencing on the 43rd month of the close of the transactions and ending on the 54th month after the close of the transactions. Commencing with the 55th month after the close of the transactions, the Secured Notes will be redeemable at par.

LIMITATIONS &           Including but not limited to: (i) "ring fence"
PROHIBITIONS:           covenants prohibiting dividends and intercompany
                        indebtedness related transfers by Solutia Europe or the Guarantors outside the companies obligated on the Secured Notes, (ii) prohibition on restricted payments (including prohibition on additional intercompany loans to entities other than Solutia
                        Europe and the Guarantors), (iii) prohibition on cash payment of principal or interest on the Convertible Subordinated Bonds dated January 26,
                        1999 issued by Solutia Europe so long as the Secured
                        Notes are outstanding, (iv) limitation on indebtedness, (v) limitation on liens, (vi) prohibition on payment restrictions affecting
                        Solutia Europe's and Guarantors' ability to make payment on the Secured Notes, (vii) restrictions with respect to affiliate transactions (including restricting transfer pricing to terms no less favorable to Solutia Europe and the Guarantors than those that would be available from unrelated third parties, (viii) restrictions on issuance of guarantees, (ix) restrictions on merging, consolidating or disposing of substantially all the stock or assets of Solutia Europe or a Guarantor,
                        (x) restrictions on asset sales, (xi) covenant that the trademark and patent licenses between Solutia
                        Inc and Solutia Europe will be extended through at least December 15, 2008 and the fees on such licenses will not be increased from the rates set forth in the licenses.

REPORTING               Requirement that Solutia Europe make available to
REQUIREMENTS:           holders of Secured Notes quarterly and annual US
                        GAAP balance sheets, income statements and cash flow statements on a consolidated and consolidating basis for Solutia Europe and the Guarantors, and that Solutia Inc. file such documents on Form 8K promptly thereafter.

MECHANICS OF            The agreement in principle of the parties reflected
EFFECTING THE           herein shall be effected in the following manner:
                        (1) at the bondholder meeting

                                                                Exhibit 99.4

AGREEMENT:              scheduled for December 16, 2003, Solutia Europe
                        shall propose, and the members of the Committee will support, an amendment to the Fiscal Agency Agreement providing for the waiver of any events of default related to a bankruptcy of Solutia Inc. through January 30, 2004 and providing that the interest rate on the Euro Notes shall be increased for the period from December 17, 2003 through February 14,
                        2004 by 4% with such increase in interest to be paid in advance on December 17, 2003; (2) Solutia Europe shall call a second bondholder meeting for as soon as is practicable, but in any event no later than January 29, 2004, and shall publish and transmit a notice of such second meeting in which Solutia
                        Europe proposes that the holders of the Euro Notes adopt resolutions in order to implement this Term
                        Sheet, (3) Solutia Inc., Solutia Europe and the
                        Committee promptly will enter into an agreement providing that they will use their best efforts to implement the foregoing and to negotiate definitive documentation in good faith so that such documentation may be executed at such second meeting.

CONDITIONS              Including but not limited to (i) satisfactory
PRECEDENT:              completion of the Committee's confirmatory due
                        diligence, (ii) negotiation of definitive documentation in form and substance acceptable to the Committee in its sole and absolute discretion,
                        (iii) opinions of counsel of Solutia Europe, (iii) receipt of a usury permit, if necessary, (iv) payment of Committee's reasonable fees and expenses at Closing, and (v) the Credit Facility between Solutia Inc. and Ableco shall be amended so that implementation of the terms set forth herein will not breach such agreement or such credit facility will be replaced by a DIP Credit Agreement that would not be breached by the implementation of the terms set forth herein.

EXPENSES:               Solutia Europe and Solutia Inc. have entered into
                        engagement and retention letters with counsel and a financial advisor chosen by the Committee and such agreements shall be unaffected by whether or not the agreements reflected herein are implemented.

INDEMNIFICATION:        Solutia Europe and the Guarantors shall indemnify
                        the noteholders and their control persons, affiliates, agents, representatives and assigns from and against any and all liabilities which may be incurred by them (i) based on the conduct of Solutia
                        Europe, the Guarantors or their affiliates, or (ii) which asserts that any of the agreements or transactions provided for in this Term Sheet conflicts with or violates any contract, agreement, order, proceeding, duty or law applicable to SESA or any of its affiliates.

                                                                Exhibit 99.4

                        Indemnification shall survive termination of this Term Sheet.

NO COMMITMENT:          Nothing contained in this term sheet shall be deemed
                        to be a binding commitment of the Committee to consummate the transactions described herein. Any such commitment shall be evidenced by the noteholders' execution of a formal commitment letter or definitive documentation. This term sheet is intended to be merely an outline to facilitate the negotiation and preparation of a definitive agreement and related documents.